SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (date of earliest event reported)              November 30, 2000
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                                 AMERIPATH, INC.
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             (Exact name of registrant as specified in its charter)



                                    Delaware
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                 (State or other jurisdiction of incorporation)



        000-22313                                       65-0642485
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(Commission File Number)                      (IRS Employer Identification No.)


                                7289 Garden Road
                                    Suite 200
                          Riviera Beach, Florida 33404
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          (Address of principal executive offices, including Zip Code)


Registrant's telephone number, including area code            (561) 845-1850
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                                       N/A
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          (Former name or former address, if changed since last report)

Item 5.       Other Events

         On November 30, 2000, Ameripath, Inc. (the "Company") completed and consummated the previously announced acquisition of Pathology Consultants of America, Inc., d/b/a Inform DX ("Inform DX"). In connection with the acquisition, the Company issued approximately 2.6 million shares of common stock in exchange for all the outstanding common stock of Inform DX. In addition, the Company assumed certain obligations to issue shares of common stock pursuant to outstanding Inform DX stock option plans. This transaction will be accounted for as a pooling of interests.

              A copy of the press release, dated December 1, 2000, issued by the Company, relating to the above-described transaction is attached as an Exhibit to this report and incorporated herein by reference.

Item 7.       Financial Statements, Pro Forma Financials and Exhibits

(c)      Exhibits

      Exhibit
      Number                              Description
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       99.1          Press release, dated December 1, 2000, announcing that the
                     Company has completed the acquisition of Inform DX.

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                                       3

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           AMERIPATH, INC.



Dated: December 7, 2000                    By:/s/ Robert P. Wynn
                                              -------------------------------
                                              Robert P. Wynn
                                              Executive Vice President and
                                              Chief Financial Officer

                               INDEX TO EXHIBITS

      Exhibit
      Number                              Description
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       99.1          Press release, dated December 1, 2000, announcing that the
                     Company has completed the acquisition of Inform DX.

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